UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 5, 2009

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On January 6, 2009, Cell Therapeutics, Inc., a Washington corporation (the “Company”) entered into the First Amendment to Acquisition Agreement, amending the Acquisition Agreement, dated as of July 24, 2007, by and among the Corporation, Cactus Acquisition Corp., Saguaro Acquisition Corporation LLC, Systems Medicine, Inc. (“SMI”) and Tom Hornaday and Lon Smith, in their capacities as representatives of the SMI stockholders (“Stockholder Representatives”), whereby the Company acquired Systems Medicine, Inc. in a stock-for-stock merger (the “Acquisition”). Pursuant to the Amendment, the “earn-out” provision of the Acquisition was amended to provide that the Company shall pay the SMI stockholders (the “Stockholders”) an immediate substitute “earn-out” payment of $5 million (in lieu of the former potential milestone payments of $5 million and $10 million tied to certain FDA milestones for Brostallacin), to be paid in Shares at a value of $0.13 per Share, except those non-accredited Stockholders, who shall instead by paid in cash. As a result, the Company issued 38,185,911 shares of its common stock, no par value (the “Shares”).

The Shares were issued pursuant to the exemptions from registration afforded by Section 4(2) and Regulation D of the Securities Act of 1933, as amended.

After the issuance of the Shares, the Company has 224,633,714 shares of common stock issued and outstanding as of January 7, 2009.

Item 8.01.	Other Events.

On January 6, 2009, the Company received notification that the NASDAQ Listing Qualifications Panel has granted the Company’s request to transfer the listing of its common stock from The NASDAQ Global Market to The NASDAQ Capital Market, which will be effective with the opening of trading on January 8, 2009. The Company’s continued listing on The NASDAQ Capital Market is subject to the Company evidencing compliance with all applicable requirements for continued listing on The NASDAQ Capital Market, including the $35 million market value of listed securities requirement or its alternatives, as set forth in NASDAQ Marketplace Rule 4103(c)(3), by February 12, 2009. The Company expects to comply with all applicable requirements for continued listing on The NASDAQ Capital Market by February 12, 2009; however, there can be no assurances that it will be able to do so.

On January 5, 2009, the Company received a $7.5 million cash payment from RIT Oncology, LLC (the “LLC”), the 50/50 owned joint venture between the Company and Spectrum Pharmaceuticals, Inc. (“Spectrum”), upon payment by Spectrum to the LLC of the promissory note executed in connection with the closing of this joint venture transaction in December 2008, as described in the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: January 8, 2009	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration